Exhibit 99.1

Allied Nevada Saddle Zone Delineation Drilling Continues to Expand the High-

Grade Zone: Results Include 85 Meters of 3.0 g/t Gold and 102.9 g/t Silver (5.3 g/t

Gold Equivalent)

May 19, 2011 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (NYSE-A: ANV; TSX: ANV) is pleased to provide highlights from additional drilling in the area of the previously announced high-grade Saddle Zone at its wholly owned Hasbrouck Project, located five miles south of Tonopah, Nevada. A near-vertical hole, drilled south of discovery hole HSB11-019 and intended to test the depth and attitude of the high-grade zone, returned 85 meters of 3.0 g/t Au1 and 102.9 g/t Ag1 (5.3 g/t AuEq2) within a larger intercept of 188 meters grading 1.9 g/t Au and 62.3 g/t Ag (3.3 g/t AuEq). Hole HSB11-047 intersected 58 meters of 2.0 g/t Au and 34.7 g/t Ag (2.7 g/t AuEq) and extended the high-grade zone to the south. The zone remains open along a northeast-southwest trend and at depth and drilling will continue to identify the extents of this zone.

In the first quarter, Allied Nevada increased its land position in the Hasbrouck district from approximately two km2 to approximately 27 km2 to encompass geophysical anomalies identified through recent gravity surveying, zones of epithermal alteration and sites of historical mining. The Company is completing initial field work and sampling of this newly acquired Klondike Flats area, located south of the current known resource, to design a drill program expected to begin in the second half of 2011.

“We are extremely pleased with the results of drilling at Hasbrouck to date. We will continue to study the extent of this high-grade mineralization of the Saddle Zone and the potential for additional zones of a similar nature near surface and at depth,” commented Dave Flint, Vice President of Exploration for Allied Nevada. “Initial mapping and sampling of the Klondike Flats area have identified zones of favorable alteration and anomalous gold mineralization, which will be the focus of our district drilling program in the second half of 2011.”

Hasbrouck mineralization was deposited by an epithermal hot-spring system and is accompanied by pervasive silicification and oxidization, with associated adularia and pyrite. The high-grade mineralization is hosted in intensely silicified, veined, and hydrothermally brecciated sedimentary and tuffaceous volcanic rocks.

The property is located approximately 50 miles south of the Round Mountain open pit mine, a joint venture between Kinross Gold Corporation and Barrick Gold Corporation.

The following table includes significant intercepts encountered at Hasbrouck:

				Grade (g/t)
						Gold Equivalent
Hole Id	From meters	To meters	Thickness meters	Gold	Silver	At spot - $1,400 Au/$32 Ag	$800 Au/$14 Ag
HSB11C-043	16	204	188	1.9	62.3	3.3	3.0
including	18	103	85	3.0	102.9	5.3	4.8
HSB11C-047	48	106	58	2.0	34.7	2.7	2.6

1.	Au = gold, Ag = silver
2.	AuEq = gold equivalent and is calculated using a silver to gold ratio of 46.7:1 (based on the gold and silver price of $1,400 Au and $32 Ag). Gold equivalent grades are also presented in the above as calculated using metal prices of $800 Au and $14 Ag (ratio of 57.14:1), the prices Allied Nevada uses for base case long-term planning.

Allied Nevada maintains a strict quality control program at all of its projects. Drill samples are picked up on site and validated by Allied Nevada geologists to be shipped to ALS Chemex’s assaying laboratories in Reno, Nevada. Gold analysis is conducted on 1-assay ton prepped samples with gold determined using industry standard fire assay methods and gravimetric finish. Primary silver analysis is determined using a 4-acid digestion method, with higher values being determined by the 1-assay ton gravimetric method.

The technical information contained in this news release has been prepared under the supervision of Kevin Kunkel, Manager of Regional Exploration for Allied Nevada Gold Corp. (AIPG Certified Professional Geologist #11139), who is a Qualified Person as defined by National Instrument 43-101.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hasbrouck; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hasbrouck; resource estimates; estimates of gold and silver grades; expected timing and results of our resource update and preliminary economic assessment; our planned exploration program for 2011 and the expected benefits therefrom; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Resources

This press release uses the terms “measured”, “indicated” and “inferred” “resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. The terms “contained ounces of gold” and “contained ounces of silver” used in this press release are not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable, or that any part or all of mineral deposits in these categories will ever be converted into reserves.

The technical contents of this news release have been prepared under the supervision of Kevin W. Kunkel, Manager of Regional Exploration for Allied Nevada, who is a Qualified Person as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hasbrouck NI 43-101 Technical Report dated August 14, 2006 and filed with SEDAR at www.sedar.com.

Hasbrouck: Ongoing 2011 Drill Results	2